Exhibit No. 2
Headway Corporate Resources, Inc.
Form 8-K dated March 31, 1997
File No. 0-23170



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of HEADWAY CORPORATE RESOURCES, INC., of our report dated March 20, 1997, with respect to the financial statements of Advanced Staffing Solutions, Inc., included in Headway Corporate Resources, Inc.'s, Form 8-K dated march 31, 1997, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

New York, New York
April 14, 1997